Exhibit 3.1

Registrar of Companies
Government Administration Building
133 Elgin Avenue
George Town

Grand Cayman

APRINOIA Therapeutics Inc. (ROC # 312841) (the “Company”)

TAKE NOTICE that at an Extraordinary General Meeting of the Shareholders of the Company held on 22 November 2022, the following resolutions were passed:

4	INCREASE OF AUTHORIZED SHARE CAPITAL

4.1
It was resolved as an ordinary resolution that the authorized share capital of the Company be increased and amended:

FROM: US$16,697,333.6 divided into four classes of shares as follows (a) 110,000,000 Ordinary Shares of a nominal or par value of US$0.10 each; (b) 15,000,000 Series B Preferred Shares of a nominal or par value of US$0.10 each; (c) 11,973,336 Pre-Series C Preferred Shares of a nominal or par value of US$0.10 each; and (d) 30,000,000 Series C Preferred Shares of a nominal or par value of US$0.10 each.

TO: US$50,000,000 divided into four classes of shares as follows (a) 443,026,664 Ordinary Shares of a nominal or par value of US$0.10 each; (b) 15,000,000 Series B Preferred Shares of a nominal or par value of US$0.10 each; (c) 11,973,336 Pre-Series C Preferred Shares of a nominal or par value of US$0.10 each; and (d) 30,000,000 Series C Preferred Shares of a nominal or par value of US$0.10 each by the creation of additional 333,026,664 Ordinary Shares of a nominal or par value of US$0.10 each.

/s/ Sophia Marsh
Sophia Marsh Senior Corporate Administrator for and on behalf of Maples Corporate Services Limited

Dated this 8th day of December 2022

www.verify.gov.ky File#: 312841	Filed: 08-Dec-2022 11:32 EST Auth Code: C04671256467

Registrar of Companies
Government Administration Building
133 Elgin Avenue
George Town

Grand Cayman

APRINOIA Therapeutics Inc. (ROC# 312841) (the “Company”)

TAKE NOTICE that an extraordinary general meeting of the shareholders of the Company held on 26 September 2021, the following resolution was passed and became effective on 14 October 2021:

ADOPTION OF THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

It was noted that the Existing M&A currently in effect were proposed to be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association (“Amended M&A”), a copy of which is annexed hereto as Schedule 1.

It was resolved as a special resolution that the Existing M&A be amended and restated by their deletion in their entirety and the substitution in their place of the Amended M&A to take effect immediately prior to the date of the first C-2 Closing (as defined in the series C preferred share purchase agreements dated September-24th, 2021 entered into between the Company and certain subscribers).

/s/ Edward A. Caudeiron
Edward A. Caudeiron Corporate Administrator For and on behalf of Maples Corporate Services Limited Dated this 21st day of October 2021

www.verify.gov.ky File#: 312841	Filed: 21-Oct-2021 09:02 EST Auth Code: C26221669196

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

APRINOIA Therapeutics Inc.

(Adopted by Special Resolution dated the 26th day of September 2021, effective on the 14th day of October 2021)

1.	The name of the Company is APRINOIA Therapeutics Inc.

2.	The Registered Office shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Act.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

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6.	If the Company is an exempted company, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is US$16,697,333.6 divided into four classes of shares as follows:

(a)	110,000,000 Ordinary Shares of a nominal or par value of US$0.10 each;

(b)	15,000,000 Series B Preferred Shares of a nominal or par value of US$0.10 each;

(c)	11,973,336 Pre-Series C Preferred Shares of a nominal or par value of US$0.10 each; and

(d)	30,000,000 Series C Preferred Shares of a nominal or par value of US$0.10 each.

www.verify.gov.ky File#: 312841	Filed: 21-Oct-2021 09:02 EST Auth Code: F60677028394

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

APRINOIA Therapeutics Inc.

(Adopted by Special Resolution dated the 26th day of September 2021, effective on the 14th day of October 2021)

INTERPRETATION

1.	The Regulations contained or incorporated in Table A of the First Schedule of the Companies Act shall not apply to this Company.

2.	(a)	In these Articles the following terms shall have the meanings set opposite unless the context otherwise requires:-

(i)	Act	means the Companies Act (As Revised) of the Cayman Islands and any amendment or other statutory modification thereof and where in these Articles any provision of the Act is referred to, the reference is to that provision as modified by any law for the time being in force;

(ii)	APRINOIA Suzhou	means Suzhou APRINOIA Therapeutics Co., Ltd (China);

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(iii)	Articles	means these Amended and Restated Articles of Association as from time to time amended by Special Resolution;

(iv)	Auditors	means the Auditors for the time being of the Company, if any;

(v)	Business Plan	has the meaning given to it in Article 122(b);

(vi)	Company	means the above-named company;

(vii)	Control	of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing;

(viii)	Cooperation Agreements	has the meaning given to it in Article 89(h);

(ix)	Daiwa	means Daiwa Taiwan-Japan Biotech Fund;

(x)	DCB	means Yantai Dongcheng Biochemicals Co., Ltd.;

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(xi)	Deemed Liquidation Event	has the meaning given to it in Article 3(e)(i);

(xii)	Directors	means the directors of the Company for the time being or, as the case may be, the directors assembled as a board or as a committee thereof;

(xiii)	Drag-Along Sale	has the meaning given to it in Article 44(c);

(xiv)	Electronic Record	has the same meaning as in the Electronic Transactions Act;

(xv)	Electronic Transactions Act	means the Electronic Transactions Act (As Revised) of the Cayman Islands;

(xvi)	Exercising Institutional Shareholders	has the meaning given to it in Article 40;

(xvii)	Group Companies	means, collectively, the Company and all other Subsidiaries of the Company;

(xviii)	Harvest Capital	means Suzhou Harvest Capital Co., Ltd.;

(xix)	Initial Refusal Period	has the meaning given to in Article 39;

(xx)	Institutional Shareholder	means any Member who enters into the Shareholders’ Agreement as defined in the Shareholders’ Agreement, as may be amended from time to time;

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(xxi)	Institutional Shareholder Directors	has the meaning given to it in Article 104;

(xxii)	Institutional Shareholder Notice Period	has the meaning given to in Article 40;

(xxiii)	KTB	means KTB China Synergy Fund;

(xxiv)	Liquidation Event	means any voluntary or involuntary liquidation, dissolution, or winding-up concerning the Company, or the appointment of a receiver, administrator, external or judicial manager or like officer;

(xxv)	Management Team	means the chief executive officer of the Company and certain employees as determined by the board of Directors from time to time;

(xxvi)	Member	means a person who is registered in the Register of members as the holder of any Share in the Company;

(xxvii)	Memorandum or Memorandum of Association	means the Amended and Restated Memorandum of Association of the Company as from time to time amended by Special Resolution;

(xxviii)	Minimum Price	means the per share price at the Drag-Along Sale that is equal to two (2) times of the applicable Series C Original Purchase Price;

(xxix)	month	means a calendar month;

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(xxx)	New Securities	means any shares or any securities, warrants or options convertible into or exercisable for Shares in the Company;

(xxxi)	Offered Shares	has the meaning given to it in Article 37;

(xxxii)	Ordinary Resolution	means a resolution passed by a simple majority of the Members as, being entitled to vote in person or, where proxies are allowed by proxy at a general meeting, and includes a unanimous written resolution signed by all Members entitled to vote. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles;

(xxxiii)	Ordinary Share	means a voting ordinary share of a nominal or par value of US$0.10 each in the capital of the Company;

(xxxiv)	Original Pre-Series C Purchase Price	means the subscription price for a Pre-Series C Preferred Share;

(xxxv)	Original Series B Purchase Price	means the subscription price for a Series B Preferred Share;

(xxxvi)	Original Series C Purchase Price	means the subscription price for a Series C Preferred Share;

(xxxvii)	Participating Period	has the meaning given to it in Article 47;

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(xxxviii)	Person	means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(xxxix)	Pre-Series C Preferred Share	means a convertible preferred share of a nominal or par value of US$0.10 each in the capital of the Company;

(xl)	Pre-Series C Conversion Price	has the meaning given to it in Article 4(c)(ii);

(xli)	Preferred Shares	means any and all series of preferred shares of the Company, including the Series B Preferred Shares, the Pre-Series C Preferred Shares and the Series C Preferred Shares;

(xlii)	Proposed Transfer	means any proposed assignment, sale, offer to sell, disposition of or any other like transfer of any shares (or any interest therein) proposed by any of the Institutional Shareholders or the individuals of the Management Team;

(xliii)	Proposed Transfer Notice	means the written notice delivered by an Institutional Shareholder or an individual of the Management Team pursuant to Article 38 setting forth the terms and conditions of a Proposed Transfer;

(xliv)	Pro Rata Share	means, in relation to each Institutional Shareholder and each individual of the Management Team, such proportion calculated according to the respective number of Shares for the time being registered in the name of such Institutional Shareholder and individual of the Management Team as such Shares bear to the total number of issued Shares held by all Institutional Shareholders and individuals of the Management Team (and in the case of the Series B Preferred Shares, the Pre- Series C Preferred Shares and the Series C Preferred Shares, on an as-if converted basis), excluding the Shares held by the Transferor immediately prior to the issue of a Transfer Notice;

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(xlv)	Prospective Transferee	means any person to whom an Institutional Shareholder or an individual of the Management Team proposes to make a Proposed Transfer;

(xlvi)	Purchasing Parties	has the meaning given to it in Article 40;

(xlvii)	Qualified IPO	means a firm underwritten public offering of Ordinary Shares of the Company on a recognized regional or national securities exchange in the United States or Hong Kong (or any other exchange in any other jurisdiction acceptable to the Institutional Shareholders), with an offering price (exclusive of underwriting commissions and expenses) that reflects the pre-offering valuation of the Company being at least US$231,000,000 before December 31, 2023;

(xlviii)	Re-allotment Notice	has the meaning given to it in Article 40;

(xlix)	Registered Office	means the registered office of the Company as provided in section 50 of the Act;

(l)	Register of Members	means the register of Members to be kept pursuant to section 40 of the Act;

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(li)	Right of First Refusal	means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Shares with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice, as set out in Article 38;

(lii)	Seal	means the common seal of the Company (if applicable) or any facsimile or official seal (if applicable) and includes every duplicate seal;

(liii)	Secondary Notice	means the written notice delivered by the Company to each Institutional Shareholder pursuant to Article 39 when the Company does not intend to exercise its Right of First Refusal for all Transfer Shares with respect to any Proposed Transfer;

(liv)	Secondary Refusal Right	has the meaning given to it in Article 39;

(lv)	Secretary	means any person appointed by the Directors to perform any of the duties of the secretary of the Company and including any assistant secretary;

(lvi)	Selling Notice	has the meaning given to it in Article 46;

(lvii)	Selling Party	has the meaning given to it in Article 46;

(lviii)	Selling Shares	has the meaning given to it in Article 46;

(lix)	Series B Conversion Price	has the meaning given to it in Article 4(c)(ii);

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(lx)	Series B Preferred Share	means a convertible preferred share of a nominal or par value of US$0.10 each in the capital of the Company;

(lxi)	Series C Conversion Price	has the meaning given to it in Article 4(c)(ii);

(lxii)	Series C Preferred Share	means a convertible preferred share of a nominal or par value of US$0.10 each in the capital of the Company;

(lxiii)	ShangPharma	means ShangPharma Investment Group Limited;

(lxiv)	Share	means a share in the capital of the Company of any class including a fraction of such share;

(lxv)	Shareholders’ Agreement	means the effective shareholders’ agreement (as amended or restated from time to time) entered into by the Company and certain Institutional Shareholders thereto (from time to time);

(lxvi)	Shareholding Proportion	means, in relation to each Member, such proportion calculated according to the respective number of Shares for the time being registered in the name of such Member as such Shares bear to the total number of issued Shares held by all Members (and in the case of the Series B Preferred Shares, the Pre-Series C Preferred Shares and the Series C Preferred Shares on an as-if converted basis);

(lxvii)	Special Resolution	has the same meaning as in the Act, and for this purpose, means a resolution passed by a majority at least two-thirds of such Members as, being entitled to vote in person or, where proxies are allowed by proxy at a general meeting, and includes a unanimous written resolution signed by all Members entitled to vote;

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(lxviii)	Subsequent Refusal Period	has the meaning given to it in Article 40;

(lxix)	Subsidiary	means, with respect to any given Person (except any individual), any other Person (except any individual) that is Controlled directly or indirectly by such given Person;

(lxx)	Transfer	has the meaning given to it in Article 38;

(lxxi)	Transfer Notice	has the meaning given to it in Article 38;

(lxxii)	Transferor	has the meaning given to it in Article 37;

(lxxiii)	Treasury Shares	means the shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled;

(lxxiv)	Transfer Shares	means the shares of the Company subject to a Proposed Transfer;

(lxxv)	Undersubscription Notice	means the written notice delivered by an Exercising Institutional Shareholder pursuant to Article 41 indicating its intention to exercise the option to purchase a portion of the Transfer Shares not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right;

(lxxvi)	Wealth Path	means Wealth Path Investments Limited.

(b)	Unless the context otherwise requires, expressions defined in the Act and used herein shall have the meanings so defined.

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(c)	In these Articles unless the context otherwise requires:-

(i)	words importing the singular number shall include the plural number and vice-versa;

(ii)	words importing the masculine gender only shall include the feminine gender;

(iii)	words importing persons only shall include companies, partnerships, trusts, associations or bodies of persons whether incorporated or not;

(iv)	a notice provided for herein shall be in writing unless otherwise specified and all reference herein to “in writing” and “written” shall include printing, lithography, photography and other modes of representing or reproducing words in permanent visible form including in the form of an Electronic Record;

(v)	in these Articles, Sections 8 and 19(3) of the Electronic Transactions Act shall not apply; and

(vi)	“may” shall be construed as permissive and “shall” shall be construed as imperative.

(d)	Heading used herein are intended for convenience only and shall not affect the construction of these Articles.

RIGHTS OF SERIES C PREFERRED SHARES

3.	The holders of Series C Preferred Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 3. Except to the extent expressly set out in this Article, the Series C Preferred Shares shall rank at least pari passu in all respects with all other Shares of the Company:

(a)	Voting Rights. The holders of Series C Preferred Shares shall be entitled to:

(i)	receive notice of and to attend and speak and to vote at all general meetings of the Company and on any Ordinary Resolution or Special Resolution;

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(ii)	vote together with holders of Pre-Series C Preferred Shares, Series B Preferred Shares and the Ordinary Shares as a single class; and

(iii)	cast such number of votes equal to the number of Ordinary Shares into which the Series C Preferred Shares held by it are convertible as of the record date for determining the Members entitled to vote on such matter;

(b)	Dividends. A holder of Series C Preferred Shares shall be entitled to receive dividends, for each Series C Preferred Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor, prior and in preference to, and satisfied before, any dividend on the Pre-Series C Preferred Shares, Series B Preferred Shares and the Ordinary Shares. Such dividends shall be cumulative, but a holder of Series C Preferred Shares may not further participate in any subsequent distribution among the Pre-Series C Preferred Shares, Series B Preferred Shares or the Ordinary Shares.

(c)	Conversion.

(i)	Optional Conversion. A holder of Series C Preferred Shares shall have the right to convert all or a portion of its Series C Preferred Shares into Ordinary Shares at the then-applicable Series C Conversion Price at any time without payment of additional consideration;

(ii)	Conversion Price. The initial conversion price for each Series C Preferred Share shall be the Original Series C Purchase Price (i.e., the initial conversion shall be on a one-for-one basis), subject to the conversion price adjustments made pursuant to Article 44(d) (the “Series C Conversion Price”);

(iii)	Fractional Shares. No fractional Ordinary Shares will be issued upon the conversion of the Series C Preferred Shares. For any fraction of a Share that a holder of Series C Preferred Shares would otherwise be entitled to upon conversion, the Company may, at its election, pay cash for such fractional Share in an amount equal to such fraction multiplied by the then-applicable Series C Conversion Price, or the Company may round up to the next whole Ordinary Share, in lieu of issuing fractional shares;

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(iv)	Mandatory Conversion. The Series C Preferred Shares will automatically convert into Ordinary Shares at the then-applicable Series C Conversion Price upon the occurrence of one of the following events:

(1)	immediately prior to the closing of a firmly underwritten public offering of Ordinary Shares at a price per share of not less than the Original Series C Purchase Price per share; or

(2)	the affirmative vote or written consent of at least 100% or more of the then-outstanding Series C Preferred Shares;

(d)	Conversion Price Adjustment.

(i)	The Series C Conversion Price for the Series C Preferred Shares shall be adjusted appropriately for subdivision or combination of the Ordinary Shares, distribution of dividends on Ordinary Shares, capital reorganization, recapitalization or reclassification of Ordinary Shares and the like based on the mechanisms set forth in paragraphs (iii) to (vi) below. In the event that the Company issues or proposes to issue any New Securities at a per share price or conversion price less than the Original Series C Purchase Price, such Series C Conversion Price for the Series C Preferred Shares will be adjusted based on the broad-based weighted average method by multiplying by a fraction equal to:

(1)	the numerator of which shall be (A) the number of Ordinary Shares deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of Ordinary Shares which the consideration received by the Company for the total number of additional Ordinary Shares so issued would purchase at the applicable Series C Conversion Price in effect immediately prior to such issuance or sale, and

(2)	the denominator of which shall be the number of Ordinary Shares deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of additional Ordinary Shares so issued.

For the purposes of the preceding paragraph, the number of Ordinary Shares deemed to be outstanding as of a given date shall be the sum of (A) the number of Ordinary Shares actually outstanding, (B) the number of Ordinary Shares into which the then outstanding Preferred Shares could be converted if fully converted on the day immediately preceding the given date, (C) the number of Ordinary Shares which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding, and (D) the number of Ordinary Shares reserved for future issuance under the Company’s stock incentive plan on the date immediately preceding the given date.

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(ii)	Notwithstanding paragraph (i) above, the following issues will not trigger a conversion price adjustment as required in Article 3(d)(i) above:

(1)	Shares issued to employees, directors, advisors, consultants and officers pursuant to share incentive plans approved by the Company’s board of Directors;

(2)	Shares issued in connection with sponsored research, collaboration, technology license, development, marketing, or of similar nature approved by the Company’s board of Directors;

(3)	Shares issued upon conversion of any preferred shares, debenture, warrant, option, or other convertible security that are issued with the approval by the Company’s board of Directors;

(4)	Shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Company’s board of Directors; and

(5)	Shares with respect to which the holders of at least 100% or more of the outstanding Series C Preferred Shares waive their rights on the conversion price adjustment;

(iii)	Adjustment for Subdivision and Combinations. If the Company effects a subdivision of the outstanding Ordinary Shares without a corresponding subdivision of the Series C Preferred Shares, the Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company consolidates the Ordinary Shares then outstanding without a corresponding consolidation of the Series C Preferred Shares, the Series C Conversion Price in effect immediately before the consolidation shall be proportionately increased. Any adjustment under this Article 3(d)(iii) shall become effective at the close of business on the date the subdivision or consolidation becomes effective;

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(iv)	Adjustment for Distributions Paid in Kind. If the Company pays a dividend or other distribution in additional Ordinary Shares, the Series C Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(1)	the Series C Conversion Price shall be adjusted by multiplying the Series C Conversion Price then in effect by a fraction equal to:

(a)	the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on the record date; and

(b)	the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on the record date, plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(2)	Notwithstanding the foregoing, no adjustment to the Series C Conversion Price shall be made if all holders of Series C Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in an amount equal to the Ordinary Shares it would have received if all outstanding Series C Preferred Shares had been converted into Ordinary Shares on the date of such event.

(v)	Adjustment for Reclassification, Exchange and Substitution. If at any time the Ordinary Shares issuable upon conversion of the Series C Preferred Shares are changed into the same or a different number of Shares of any class or classes, whether by recapitalization, reclassification or otherwise (other than as a result of a share dividend, subdivision, split or consolidation otherwise referred to herein), on the happening of such event the holders of Series C Preferred Shares shall have a right to convert such Series C Preferred Shares into the kind and amount of Shares and other securities and property receivable upon such recapitalization, reclassification or other change so that such holders receive the maximum number of Ordinary Shares into which such Series C Preferred Shares would have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

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(vi)	Reorganizations, Mergers or Consolidations. If at any time there is a capital reorganization of the Ordinary Shares or the merger or consolidation of the Company with or into another company or another person (other than as a result of a share dividend, subdivision, split or consolidation otherwise referred to above), as a part of such capital reorganization, provision shall be made so that the holders of Series C Preferred Shares shall thereafter be entitled to receive upon conversion of their Series C Preferred Shares the number of Shares or other securities or property of the Company to which a holder of the number of Ordinary Shares deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such Shares or securities by the terms thereof. In such case, appropriate adjustment shall be made in the application of the provisions of this Article 3(d)(vi) with respect to the rights of the holders of Series C Preferred Shares after the capital reorganization, such that the provisions of this Article 3(d)(vi) (including adjustment of the Series C Conversion Price then in effect and the number of Shares issuable upon conversion of the Series C Preferred Shares) shall be applicable after that event and be as nearly equivalent as practicable.

(vii)	Certificate of Adjustment. The Company shall, at its own expense, compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the holders of Series C Preferred Shares at their addresses shown in the Company’s register of members. The Company shall update its register of members to reflect such adjustment in accordance with the laws of the Cayman Islands.

(viii)	Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Series C Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Series C Preferred Shares so converted were registered.

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(e)	Distribution of capital upon liquidation.

(i)	Any of the following whether in a single transaction or series of related transactions shall be considered a “Deemed Liquidation Event”:

(1)	any merger, amalgamation, consolidation, acquisition, tender offer, reorganization or scheme thereof or other business combination in which the Members holding a majority of the voting power of the Company immediately prior to such transaction do not hold a majority of the voting power of the Company or the surviving or acquiring entity (or its parent) immediately after the consummation of the transaction; or

(2)	any sale of all or substantially all of any assets of the Company (including by means of the exclusive licensing of all or substantially all of any intellectual property of the Company); excluding the sale to other Group Companies.

(ii)	The Company shall ensure that the agreement for a Deemed Liquidation Event provides that the consideration payable to the Members of the Company shall be allocated among the holders of Shares of the Company in accordance with Articles 3(e)(ii) to 3(e)(v).

(iii)	In the event of a Deemed Liquidation Event where the Company exclusively licenses all or substantially all of any intellectual property of the Company, so long as the holders of (i) 75% or more of the then outstanding Series C Preferred Shares, (ii) 75% or more of the then outstanding Pre-Series C Preferred Shares and (iii) 75% or more of the then outstanding Series B Preferred Shares agree, the liquidation preference as described under this Article 44(e) shall not be triggered. Notwithstanding the foregoing, at the request of the holders of 75% or more of the then outstanding Series C Preferred Shares in a written instrument delivered to the Company not later than one hundred twenty (120) days after the occurrence of such Deemed Liquidation Event, the Company shall use the assets of the Company available for distribution to its Members, including the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or intellectual property licensed, as determined in good faith by the board of Directors), to redeem all outstanding Series C Preferred Shares in accordance with Articles 3(e)(ii) to 3(e)(v);

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(iv)	Except as prohibited by law, on the occurrence of a Liquidation Event or a Deemed Liquidation Event, the holders of Series C Preferred Shares shall be entitled to be paid out of the assets of the Company available for distribution to its Members before any payment shall be made to the holders of Pre-Series C Preferred Shares, Series B Preferred Shares and the holders of Ordinary Shares, an amount per share equal to the Original Series C Purchase Price, plus any dividends declared but unpaid thereon;

(v)	If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay the holders of Series C Preferred Shares the full amount to which they shall be entitled under Article 3(e)(i) the holders of Series C Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise have been payable under Article 3(e)(i).

(vi)	After payment of all preferential amounts required to be paid to the holders of Series C Preferred Shares, the remaining assets of the Company available for distribution to its Members shall be distributed among the holders of Series C Preferred Shares, Series B Preferred Shares and then the Ordinary Shares in accordance with Article 4(e)(ii) and Article 5(e)(ii).

(vii)	Notwithstanding the forgoing, the holders of Series C Preferred Shares shall be entitled to the greater of:

(1)	the aggregate amount of assets calculated in accordance with Article 3(e)(ii); or

(2)	the amount of assets that such holder of Series C Preferred Shares would have received had the outstanding Series C Preferred Shares held by such holder been converted into Ordinary Shares, in each case taking into account any carve-outs, escrows, or other delayed or contingent payments.

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(f)	Limited Redemption Right. If the Company breaches Articles 89, 90 or 123 or uses the Institutional Shareholder’s subscription monies in a manner not contemplated by the terms of such Institutional Shareholder’s subscription, each Institutional Shareholder may request such breach to be cured within a reasonable deadline. If the Company fails to cure such breach to the reasonable satisfaction of such Institutional Shareholder within the prescribed deadline specified by such Institutional Shareholder, such Institutional Shareholder is entitled to demand, within 60 days after such deadline, acting separately but not jointly, the Company to redeem all of the Series C Preferred Shares it holds at a price per Series C Preferred Shares equal to the Original Series C Purchase Price plus an annual compounded rate of return of eight percent (8%) yield.

RIGHTS OF PRE-SERIES C PREFERRED SHARES

4.	The holders of Pre-Series C Preferred Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 4. Except to the extent expressly set out in Article 3 and this Article, the Pre-Series C Preferred Shares shall rank at least pari passu in all respects with all other Shares of the Company:

(a)	Voting Rights. The holders of Pre-Series C Preferred Shares shall be entitled to:

(i)	receive notice of and to attend and speak and to vote at all general meetings of the Company and on any Ordinary Resolution or Special Resolution;

(ii)	vote together with holders of Series B Preferred Shares, Series C Preferred Shares and the Ordinary Shares as a single class; and

(iii)	cast such number of votes equal to the number of Ordinary Shares into which the Pre-Series C Preferred Shares held by it are convertible as of the record date for determining the Members entitled to vote on such matter;

(b)	Dividends. A holder of Pre-Series C Preferred Shares shall be entitled to receive dividends, for each Pre-Series C Preferred Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor (after the satisfaction of the payment of any dividends payable to the holders of the Series C Preferred Shares), prior and in preference to, and satisfied before, any dividend on the Series B Preferred Shares and the Ordinary Shares. Such dividends shall be cumulative, but a holder of Pre-Series C Preferred Shares may not further participate in any subsequent distribution among the Series B Preferred Shares or the Ordinary Shares.

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(c)	Conversion.

(i)	Optional Conversion. A holder of Pre-Series C Preferred Shares shall have the right to convert all or a portion of its Pre-Series C Preferred Shares into Ordinary Shares at the then-applicable Pre-Series C Conversion Price at any time without payment of additional consideration;

(ii)	Conversion Price. The initial conversion price for each Pre-Series C Preferred Share shall be the Original Pre-Series C Purchase Price (i.e., the initial conversion shall be on a one-for-one basis), subject to the conversion price adjustments made pursuant to Article 4(d) (the “Pre-Series C Conversion Price”);

(iii)	Fractional Shares. No fractional Ordinary Shares will be issued upon the conversion of the Pre-Series C Preferred Shares. For any fraction of a Share that a holder of Pre-Series C Preferred Shares would otherwise be entitled to upon conversion, the Company may, at its election, pay cash for such fractional Share in an amount equal to such fraction multiplied by the then-applicable Pre-Series C Conversion Price, or the Company may round up to the next whole Ordinary Share, in lieu of issuing fractional shares;

(iv)	Mandatory Conversion. The Pre-Series C Preferred Shares will automatically convert into Ordinary Shares at the then-applicable Pre-Series C Conversion Price upon the occurrence of one of the following events:

(1)	immediately prior to the closing of a firmly underwritten public offering of Ordinary Shares at a price per share of not less than the Original Pre-Series C Purchase Price per share; or

(2)	the affirmative vote or written consent of at least a majority of the then-outstanding Pre-Series C Preferred Shares;

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(d)	Conversion Price Adjustment.

(i)	The Pre-Series C Conversion Price for the Pre-Series C Preferred Shares shall be adjusted appropriately for subdivision or combination of the Ordinary Shares, distribution of dividends on Ordinary Shares, capital reorganization, recapitalization or reclassification of Ordinary Shares and the like based on the mechanisms set forth in paragraphs (iii) to (vi) below. In the event that the Company issues or proposes to issue any New Securities at a per share price or conversion price less than the Original Pre-Series C Purchase Price, such Pre-Series C Conversion Price for the Pre-Series C Preferred Shares will be adjusted based on the broad-based weighted average method by multiplying by a fraction equal to:

(1)	the numerator of which shall be (A) the number of Ordinary Shares deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of Ordinary Shares which the consideration received by the Company for the total number of additional Ordinary Shares so issued would purchase at the applicable Pre-Series C Conversion Price in effect immediately prior to such issuance or sale, and

(2)	the denominator of which shall be the number of Ordinary Shares deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of additional Ordinary Shares so issued.

For the purposes of the preceding paragraph, the number of Ordinary Shares deemed to be outstanding as of a given date shall be the sum of (A) the number of Ordinary Shares actually outstanding, (B) the number of Ordinary Shares into which the then outstanding Preferred Shares could be converted if fully converted on the day immediately preceding the given date, (C) the number of Ordinary Shares which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding, and (D) the number of Ordinary Shares reserved for future issuance under the Company’s stock incentive plan on the date immediately preceding the given date.

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(ii)	Notwithstanding paragraph (i) above, the following issues will not trigger a conversion price adjustment as required in Article 4(d)(i) above:

(1)	Shares issued to employees, directors, advisors, consultants and officers pursuant to share incentive plans approved by the Company’s board of Directors;

(2)	Shares issued in connection with sponsored research, collaboration, technology license, development, marketing, or of similar nature approved by the Company’s board of Directors;

(3)	Shares issued upon conversion of any preferred shares, debenture, warrant, option, or other convertible security that are issued with the approval by the Company’s board of Directors;

(4)	Shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Company’s board of Directors; and

(5)	Shares with respect to which the holders of a majority of the outstanding Pre-Series C Preferred Shares waive their rights on the conversion price adjustment;

(iii)	Adjustment for Subdivision and Combinations. If the Company effects a subdivision of the outstanding Ordinary Shares without a corresponding subdivision of the Pre-Series C Preferred Shares, the Pre-Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company consolidates the Ordinary Shares then outstanding without a corresponding consolidation of the Pre-Series C Preferred Shares, the Pre-Series C Conversion Price in effect immediately before the consolidation shall be proportionately increased. Any adjustment under this Article 4(d)(iii) shall become effective at the close of business on the date the subdivision or consolidation becomes effective;

(iv)	Adjustment for Distributions Paid in Kind. If the Company pays a dividend or other distribution in additional Ordinary Shares, the Pre-Series C Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

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(1)	the Pre-Series C Conversion Price shall be adjusted by multiplying the Pre-Series C Conversion Price then in effect by a fraction equal to:

(a)	the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on the record date; and

(b)	the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on the record date, plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(2)	Notwithstanding the foregoing, no adjustment to the Pre-Series C Conversion Price shall be made if all holders of Pre-Series C Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in an amount equal to the Ordinary Shares it would have received if all outstanding Pre-Series C Preferred Shares had been converted into Ordinary Shares on the date of such event.

(v)	Adjustment for Reclassification, Exchange and Substitution. If at any time the Ordinary Shares issuable upon conversion of the Pre-Series C Preferred Shares are changed into the same or a different number of Shares of any class or classes, whether by recapitalization, reclassification or otherwise (other than as a result of a share dividend, subdivision, split or consolidation otherwise referred to herein), on the happening of such event the holders of Pre-Series C Preferred Shares shall have a right to convert such Pre-Series C Preferred Shares into the kind and amount of Shares and other securities and property receivable upon such recapitalization, reclassification or other change so that such holders receive the maximum number of Ordinary Shares into which such Pre-Series C Preferred Shares would have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(vi)	Reorganizations, Mergers or Consolidations. If at any time there is a capital reorganization of the Ordinary Shares or the merger or consolidation of the Company with or into another company or another person (other than as a result of a share dividend, subdivision, split or consolidation otherwise referred to above), as a part of such capital reorganization, provision shall be made so that the holders of Pre-Series C Preferred Shares shall thereafter be entitled to receive upon conversion of their Pre-Series C Preferred Shares the number of Shares or other securities or property of the Company to which a holder of the number of Ordinary Shares deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such Shares or securities by the terms thereof. In such case, appropriate adjustment shall be made in the application of the provisions of this Article 4(d)(v) with respect to the rights of the holders of Pre-Series C Preferred Shares after the capital reorganization, such that the provisions of this Article 4(d)(v) (including adjustment of the Pre-Series C Conversion Price then in effect and the number of Shares issuable upon conversion of the Pre-Series C Preferred Shares) shall be applicable after that event and be as nearly equivalent as practicable.

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(vii)	Certificate of Adjustment. The Company shall, at its own expense, compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the holders of Pre-Series C Preferred Shares at their addresses shown in the Company’s register of members. The Company shall update its register of members to reflect such adjustment in accordance with the laws of the Cayman Islands.

(viii)	Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Pre-Series C Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Pre-Series C Preferred Shares so converted were registered.

(e)	Distribution of capital upon liquidation.

(i)	In the event of a Deemed Liquidation Event referred to in Article 3(e)(i) where the Company exclusively licenses all or substantially all of any intellectual property of the Company, so long as the holders of (i) 75% or more of the then outstanding Series C Preferred Shares, (ii) 75% or more of the then outstanding Pre-Series C Preferred Shares and (iii) 75% or more of the then outstanding Series B Preferred Shares agree, the liquidation preference as described under this Article 4(e) shall not be triggered. Notwithstanding the foregoing, at the request of both the holders of 75% or more of the then outstanding Pre-Series C Preferred Shares in a written instrument delivered to the Company not later than one hundred twenty (120) days after the occurrence of such Deemed Liquidation Event, the Company shall use the assets of the Company available for distribution to its Members, including the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or intellectual property licensed, as determined in good faith by the board of Directors), to redeem all outstanding Pre-Series C Preferred Shares in accordance with Articles 4(e)(ii) to 4(e)(v) below;

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(ii)	Except as prohibited by law, on the occurrence of a Liquidation Event or a Deemed Liquidation Event, the holders of Pre-Series C Preferred Shares shall be entitled to be paid out of the assets of the Company available for distribution to its Members (after the satisfaction of the distribution to the holders of the Series C Preferred Shares in accordance with Articles 3(e)(iv) to (v)) before any payment shall be made to the holders of Series B Preferred Shares and the holders of Ordinary Shares, an amount per share equal to the Original Pre-Series C Purchase Price, plus any dividends declared but unpaid thereon;

(iii)	If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay the holders of Pre-Series C Preferred Shares the full amount to which they shall be entitled under Article 4(e)(i) the holders of Pre-Series C Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise have been payable under Article 4(e)(i) .

(iv)	After payment of all preferential amounts required to be paid to the holders of Pre-Series C Preferred Shares, the remaining assets of the Company available for distribution to its Members shall be distributed among the holders of Series B Preferred Shares and then the Ordinary Shares in accordance with Article 5(e)(ii).

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(v)	Notwithstanding the forgoing, the holders of Pre-Series C Preferred Shares shall be entitled to the greater of:

(1)	the aggregate amount of assets calculated in accordance with Article 4(e)(i); or

(2)	the amount of assets that such holder of Pre-Series C Preferred Shares would have received had the outstanding Pre-Series C Preferred Shares held by such holder been converted into Ordinary Shares, in each case taking into account any carve-outs, escrows, or other delayed or contingent payments.

(f)	Limited Redemption Right. If the Company breaches Articles 89, 90 or 123 or uses the Institutional Shareholder’s subscription monies in a manner not contemplated by the terms of such Institutional Shareholder’s subscription, each Institutional Shareholder may request such breach to be cured within a reasonable deadline. If the Company fails to cure such breach to the reasonable satisfaction of such Institutional Shareholder within the prescribed deadline specified by such Institutional Shareholder, such Institutional Shareholder is entitled to demand, within 60 days after such deadline, acting separately but not jointly, the Company to redeem all of the Pre-Series C Preferred Shares it holds at a price per Pre-Series C Preferred Shares equal to the Original Pre-Series C Purchase Price plus an annual compounded rate of return of eight percent (8%) yield.

RIGHTS OF SERIES B PREFERRED SHARES

5.	The holders of Series B Preferred Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 5. Except to the extent expressly set out in Article3, Article 4 and this Article, the Series B Preferred Shares shall rank at least pari passu in all respects with all other Shares of the Company:

(a)	Voting Rights. The holders of Series B Preferred Shares shall be entitled to:

(i)	receive notice of and to attend and speak and to vote at all general meetings of the Company and on any ordinary resolution or Special Resolution;

(ii)	vote together with holders of the Series C Preferred Shares, Pre-Series C Preferred Shares and the Ordinary Shares as a single class; and

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(iii)	cast such number of votes equal to the number of Ordinary Shares into which the Series B Preferred Shares held by it are convertible as of the record date for determining the Members entitled to vote on such matter;

(b)	Dividends. A holder of Series B Preferred Shares shall be entitled to receive dividends, for each Series B Preferred Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor (after the satisfaction of the payment of any dividends payable to the holders of the Pre-Series C Preferred Shares and the Series C Preferred Shares), prior and in preference to, and satisfied before, any dividend on the Ordinary Shares. Such dividends shall be cumulative, but a holder of Series B Preferred Share may not further participate in any subsequent distribution among the Ordinary Shares.

(c)	Conversion.

(i)	Optional Conversion. A holder of Series B Preferred Shares shall have the right to convert all or a portion of its Series B Preferred Shares into Ordinary Shares at the then-applicable Series B Conversion Price at any time without payment of additional consideration;

(ii)	Conversion Price. The initial conversion price for each Series B Preferred Share shall be the Original Series B Purchase Price (i.e., the initial conversion shall be on a one-for-one basis), subject to the conversion price adjustments made pursuant to Article 5(d) (the “Series B Conversion Price”);

(iii)	Fractional Shares. No fractional Ordinary Shares will be issued upon the conversion of the Series B Preferred Shares. For any fraction of a Share that a holder of Series B Preferred Shares would otherwise be entitled to upon conversion, the Company may, at its election, pay cash for such fractional Share in an amount equal to such fraction multiplied by the then-applicable Series B Conversion Price, or the Company may round up to the next whole Ordinary Share, in lieu of issuing fractional shares;

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(iv)	Mandatory Conversion. The Series B Preferred Shares will automatically convert into Ordinary Shares at the then-applicable Series B Conversion Price upon the occurrence of one of the following events:

(1)	immediately prior to the closing of a firmly underwritten public offering of Ordinary Shares at a price per share of not less than the Original Series B Purchase Price per share; or

(2)	the affirmative vote or written consent of at least a majority of the then-outstanding Series B Preferred Shares;

(d)	Conversion Price Adjustment.

(i)	The Series B Conversion Price for the Series B Preferred Shares shall be adjusted appropriately for subdivision or combination of the Ordinary Shares, distribution of dividends on Ordinary Shares, capital reorganization, recapitalization or reclassification of Ordinary Shares and the like based on the mechanisms set forth in paragraphs (iii) to (vi) below. In the event that the Company issues or proposes to issue any New Securities at a per share price or conversion price less than the Original Series B Purchase Price, such Series B Conversion Price for the Series B Preferred Shares will be adjusted based on the broad-based weighted average method by multiplying by a fraction equal to:

(1)	the numerator of which shall be (A) the number of Ordinary Shares deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of Ordinary Shares which the consideration received by the Company for the total number of additional Ordinary Shares so issued would purchase at the applicable Series B Conversion Price in effect immediately prior to such issuance or sale, and

(2)	the denominator of which shall be the number of Ordinary Shares deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of additional Ordinary Shares so issued.

For the purposes of the preceding paragraph, the number of Ordinary Shares deemed to be outstanding as of a given date shall be the sum of (A) the number of Ordinary Shares actually outstanding, (B) the number of Ordinary Shares into which the then outstanding Preferred Shares could be converted if fully converted on the day immediately preceding the given date, (C) the number of Ordinary Shares which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding, and (D) the number of Ordinary Shares reserved for future issuance under the Company’s stock incentive plan on the date immediately preceding the given date.

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(ii)	Notwithstanding paragraph (i) above, the following issues will not trigger a conversion price adjustment as required in Article 5(d)(i) above:

(1)	Shares issued to employees, directors, advisors, consultants and officers pursuant to share incentive plans approved by the Company’s board of Directors;

(2)	Shares issued in connection with sponsored research, collaboration, technology license, development, marketing, or of similar nature approved by the Company’s board of Directors;

(3)	Shares issued upon conversion of any preferred shares, debenture, warrant, option, or other convertible security that are issued with the approval by the Company’s board of Directors;

(4)	Shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Company’s board of Directors; and

(5)	Shares with respect to which the holders of a majority of the outstanding Series B Preferred Shares waive their rights on the conversion price adjustment;

(iii)	Adjustment for Subdivision and Combinations. If the Company effects a subdivision of the outstanding Ordinary Shares without a corresponding subdivision of the Series B Preferred Shares, the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company consolidates the Ordinary Shares then outstanding without a corresponding consolidation of the Series B Preferred Shares, the Series B Conversion Price in effect immediately before the consolidation shall be proportionately increased. Any adjustment under this Article 5(d)(iii) shall become effective at the close of business on the date the subdivision or consolidation becomes effective;

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(iv)	Adjustment for Distributions Paid in Kind. If the Company pays a dividend or other distribution in additional Ordinary Shares, the Series B Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(1)	the Series B Conversion Price shall be adjusted by multiplying the Series B Conversion Price then in effect by a fraction equal to:

(a)	the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on the record date; and

(b)	the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on the record date, plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(2)	Notwithstanding the foregoing, no adjustment to the Series B Conversion Price shall be made if all holders of Series B Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in an amount equal to the Ordinary Shares it would have received if all outstanding Series B Preferred Shares had been converted into Ordinary Shares on the date of such event.

(v)	Adjustment for Reclassification, Exchange and Substitution. If at any time the Ordinary Shares issuable upon conversion of the Series B Preferred Shares are changed into the same or a different number of Shares of any class or classes, whether by recapitalization, reclassification or otherwise (other than as a result of a share dividend, subdivision, split or consolidation otherwise referred to herein), on the happening of such event the holders of Series B Preferred Shares shall have a right to convert such Series B Preferred Shares into the kind and amount of Shares and other securities and property receivable upon such recapitalization, reclassification or other change so that such holders receive the maximum number of Ordinary Shares into which such Series B Preferred Shares would have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

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(vi)	Reorganizations, Mergers or Consolidations. If at any time there is a capital reorganization of the Ordinary Shares or the merger or consolidation of the Company with or into another company or another person (other than as a result of a share dividend, subdivision, split or consolidation otherwise referred to above), as a part of such capital reorganization, provision shall be made so that the holders of Series B Preferred Shares shall thereafter be entitled to receive upon conversion of their Series B Preferred Shares the number of Shares or other securities or property of the Company to which a holder of the number of Ordinary Shares deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such Shares or securities by the terms thereof. In such case, appropriate adjustment shall be made in the application of the provisions of this Article 5(d)(v) with respect to the rights of the holders of Series B Preferred Shares after the capital reorganization, such that the provisions of this Article 5(d)(v) (including adjustment of the Series B Conversion Price then in effect and the number of Shares issuable upon conversion of the Series B Preferred Shares) shall be applicable after that event and be as nearly equivalent as practicable.

(vii)	Certificate of Adjustment. The Company shall, at its own expense, compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the holders of Series B Preferred Shares at their addresses shown in the Company’s register of members. The Company shall update its register of members to reflect such adjustment in accordance with the laws of the Cayman Islands.

(viii)	Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Series B Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Series B Preferred Shares so converted were registered.

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(e)	Distribution of capital upon liquidation.

(i)	In the event of a Deemed Liquidation Event referred to in Article 3(e)(i) where the Company exclusively licenses all or substantially all of any intellectual property of the Company, so long as both the holders of (i) 75% or more of the then outstanding Series C Preferred Shares, (ii) 75% or more of the then outstanding Pre-Series C Preferred Shares and (iii) 75% or more of the then outstanding Series B Preferred Shares agree, the liquidation preference as described under this Article 5(e) shall not be triggered. Notwithstanding the foregoing, at the request of both the holders of 75% or more of the then outstanding Series B Preferred Shares in a written instrument delivered to the Company not later than one hundred twenty (120) days after the occurrence of such Deemed Liquidation Event, the Company shall use the assets of the Company available for distribution to its Members, including the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or intellectual property licensed, as determined in good faith by the board of Directors), to redeem all outstanding Series B Preferred Shares in accordance with Articles 5(e)(ii) to 5(e)(v) below;

(ii)	Except as prohibited by law, on the occurrence of a Liquidation Event or a Deemed Liquidation Event, the holders of Series B Preferred Shares shall be entitled to be paid out of the assets of the Company available for distribution to its Members (after the satisfaction of the distribution to the holders of the Series C Preferred Shares in accordance with Articles 3(e)(ii) to 3(e)(v) and Pre-Series C Preferred Shares in accordance with Articles 4(e)(ii) to 4(e)(v)) before any payment shall be made to the holders of Ordinary Shares, an amount per share equal to the Original Series B Purchase Price, plus any dividends declared but unpaid thereon;

(iii)	If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay the holders of Series B Preferred Shares the full amount to which they shall be entitled under Article 5(e)(i) the holders of Series B Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise have been payable under Article 5(e)(i).

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(iv)	After payment of all preferential amounts required to be paid to the holders of Series B Preferred Shares, the remaining assets of the Company available for distribution to its Members shall be distributed ratably among the holders of the Ordinary Shares.

(v)	Notwithstanding the forgoing, the holders of Series B Preferred Shares shall be entitled to the greater of:

(1)	the aggregate amount of assets calculated in accordance with Article 5(e)(i); or

(2)	the amount of assets that such holder of Series B Preferred Shares would have received had the outstanding Series B Preferred Shares held by such holder been converted into Ordinary Shares, in each case taking into account any carve-outs, escrows, or other delayed or contingent payments.

(f)	Limited Redemption Right. If the Company breaches Articles 89, 90 or 123 or uses the Institutional Shareholder’s subscription monies in a manner not contemplated by the terms of such Institutional Shareholder’s subscription, each Institutional Shareholder may request such breach to be cured within a reasonable deadline. If the Company fails to cure such breach to the reasonable satisfaction of such Institutional Shareholder within the prescribed deadline specified by such Institutional Shareholder, such Institutional Shareholder is entitled to demand, within 60 days after such deadline, acting separately but not jointly, the Company to redeem all of the Series B Preferred Shares it holds at a price per Series B Preferred Share equal to the Original Series B Purchase Price plus an annual compounded rate of return of eight percent (8%) yield.

RIGHTS OF ORDINARY SHARES

6.	The holders of Ordinary Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 6. Where the Directors issue a Share having no preferred, deferred, redemption or other special rights, it shall be issued as an Ordinary Share and shall entitle the holder to:

(a)	Voting Rights. Receive notice of and to attend and speak and to vote at all general meetings of the Company and on any ordinary resolution or Special Resolution (with each Ordinary Share entitling its holder to one vote)

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(b)	Dividends. No dividends shall be declared and paid on any Ordinary Shares unless and until a dividend in the same amount on a per Share basis has been declared and paid in full on each (i) Series C Preferred Share, (ii) Pre-Series C Preferred Share and (iii) Series B Preferred Share;

(c)	Distribution of capital upon liquidation. Subject to the rights of the Series C Preferred Shares, Pre-Series C Preferred Shares and the Series B Preferred Shares, on a Liquidation Event, the assets of the Company shall be distributed to holders of Ordinary Shares in accordance with Article137.

SHARES

7.	(a)	Subject to the provisions of the Act, if any, in that behalf in the Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing Shares, including the Series C Preferred Shares , Pre-Series C Preferred Shares and the Series B Preferred Shares, any Share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of Share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of section 37 of the Act, any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

(b)	Subject to Articles 122(k) and 123(d), if at any time the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

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8.	(a)	Every person whose name is entered as a Member in the Register of Members shall be entitled, without payment, to a certificate of the Company specifying the Share or Shares held by him and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

(b)	If a Share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

9.	Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may, subject to Article 3(c)(iii), Article 4(c)(iii) and Article 5(c)(iii), in accordance with the Act issue fractions of Shares.

ISSUE OF SHARES

10.	Subject to Articles 11, 122(g) and 89(e), the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Act.

11.	If the Company intends to issue any New Securities, to the extent permitted by applicable laws, the Company shall offer to:

(a)	the Institutional Shareholders; and

(b)	each individual of the Management Team,

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the right to participate in the subscription of New Securities according to their Shareholding Proportion.

12.	Each Institutional Shareholder and individual of the Management Team that subscribes for their respective Shareholding Proportion of New Securities shall have a right of over-allotment such that, if any other Institutional Shareholder or individual of the Management Team fails to exercise in full its/his/her right hereunder to subscribe its/his/her Shareholding Proportion of New Securities, such Institutional Shareholder and individuals of the Management Team may subscribe for the non-subscribed portion of the New Securities on a pro rata basis.

13.	The Company may issue New Securities without complying with provisions of Articles 11 and 12 if such New Securities are:

(a)	Shares issued to employees, directors, advisors, consultants and officers pursuant to stock incentive plans approved by the board of Directors;

(b)	Shares issued in connection with sponsored research, collaboration, technology license, development, marketing, or of similar nature approved by the board of Directors;

(c)	Shares issued upon conversion of any preferred shares, debenture, warrant, option, or other convertible security that are issued with the approval by the board of Directors; or

(d)	Shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the board of Directors.

TREASURY SHARES

14.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

15.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

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16.	The Company shall be entered in the Register of Members as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

17.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

LIEN

18.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a lien on all Shares (other than fully paid-up Shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

19.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the persons entitled thereto by reason of his death or bankruptcy.

20.	For giving effect to any such sale, the Directors may authorise some person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

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21.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

22.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares provided that no call shall be payable earlier than one month from the last call; and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares.

23.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

24.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of six per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

25.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

26.	The Directors may make arrangements on the issue of Shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

27.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six per cent) as may be agreed upon between the Member paying the sum in advance and the Directors.

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FORFEITURE OF SHARES

28.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

29.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

30.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

31.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

32.	A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company receives payment in full of the amount due on the Shares.

33.	A statutory declaration in writing that the declarant is a Director of the Company, and that a Share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

34.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had been made payable by virtue of a call duly made and notified.

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RESTRICTIONS ON TRANSFERS OF SHARES

35.	No Shares owned by any of the Management Team may be sold, transferred, or disposed of without the prior written approval of the Institutional Shareholders who in aggregate hold more than 50% of the total shareholding of the Institutional Shareholders of the Company on a fully diluted basis, and shall be further subject to the Right of First Refusal by the Company and the Institutional Shareholders as stipulated in Article 37 below.

36.	Shares owned by an Institutional Shareholder shall be freely transferable to:

(a)	subject to Article 37, any third party that is not a direct competitor to the Company’s products or services; and

(b)	any holding company or subsidiary wholly owned by the Institutional Shareholder or any company which is managed by the same fund management company retained by it without any restriction notwithstanding any other provision in these Articles.

RIGHTS OF FIRST REFUSAL

37.	The Company shall have a Right of First Refusal to purchase all or any portion of Transfer Shares that the Institutional Shareholders and/or individuals of the Management Team (the “Transferor”) may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

38.	Each Transferor proposing to make a Proposed Transfer must promptly deliver a Proposed Transfer Notice to the Company and each Institutional Shareholder not later than 60 calendar days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain: (i) a description and the number of the Transfer Shares to be transferred, (ii) subject to any applicable non-disclosure agreement with such third party, the identity of the Prospective Transferee, and (iii) the consideration and the material terms and conditions upon which the Proposed Transfer is to be made. The Proposed Transfer Notice shall certify that the Transferor has received a firm offer from the Prospective Transferee and in good faith believes a binding agreement for the Proposed Transfer is obtainable on the terms set forth in the Proposed Transfer Notice. Upon receipt of a Proposed Transfer Notice, the Company shall have the right to purchase all or a portion of the Transfer Shares described in the Proposed Transfer Notice subject to the same terms and conditions as set forth in the Proposed Transfer Notice. The Company may exercise its Right of First Refusal under Article 37 by giving a Company Notice to the selling Institutional Shareholder or the individual of the Management Team within 30 calendar days after receipt of the Proposed Transfer Notice.

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39.	Each Institutional Shareholders shall have a right of refusal (the “Secondary Refusal Right”) to purchase all or any portion of the Transfer Shares not purchased by the Company pursuant to the Right of First Refusal. If the Company does not intend to exercise its Right of Refusal with respect to all Transfer Shares subject to a Proposed Transfer, the Company must deliver a Secondary Notice to each Institutional Shareholder no later than 30 calendar days after the Transferor delivers the Proposed Transfer Notice to the Company. Upon receipt of a Secondary Notice, each Institutional Shareholder shall have the right to purchase all or a portion of the Transfer Shares described in the Secondary Notice subject to the same terms and conditions as set forth in the Secondary Notice. The Institutional Shareholder that chooses to exercise such right shall do so on a pro rata basis based on the Company’s fully diluted capitalization with respect to the Proposed Transfer. To exercise its Secondary Refusal Right, an Institutional Shareholder may deliver an Institutional Shareholder Notice to the Transferor and the Company within 20 calendar days after the date of delivery of the Secondary Notice.

40.	If options to purchase in accordance with any rights of refusal have been exercised by the Company or the Institutional Shareholders with respect to some but not all of the Transfer Shares by the end of the 20-day period specified in the last sentence of Article 39 (the “Institutional Shareholder Notice Period”), then the Company shall, immediately after the expiration of the Institutional Shareholder Notice Period, send written notice to those Institutional Shareholders who fully exercised their options within the Institutional Shareholder Notice Period (the “Exercising Institutional Shareholders”).

41.	Each Exercising Institutional Shareholder shall have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Shares on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Institutional Shareholder may deliver an Undersubscription Notice to the selling Institutional Shareholder or the individual of the Management Team and the Company within 10 calendar days after the expiration of the Institutional Shareholder Notice Period (the “Subsequent Refusal Period”). In the event there are two or more such Exercising Institutional Shareholders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Article 41 shall be allocated to such Exercising Institutional Shareholders on a pro rata basis among all Exercising Institutional Shareholders who have elected to purchase. If the options to purchase the remaining shares are exercised in full by the Institutional Shareholders, the Company shall immediately notify all of the Exercising Institutional Shareholders of that fact.

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42.	If any Transfer Shares remain unpurchased after completion of the procedures stipulated above, the Transferor shall be free to sell such remaining Transfer Shares pursuant to the Proposed Transfer Notice, provided that such sale shall be completed within 45 calendar days after the end of the Subsequent Refusal Period based on terms and conditions that are not favorable to those set forth in the Proposed Transfer Notice. If the Transfer Shares are not so transferred during such 45-calendar day period, then the Transferor may not transfer any of such Offered Shares without complying again in full with the provisions of Articles 37 to 42. For the avoidance of doubt, no Institutional Shareholder or individual of the Management Team may invoke the Right of First Refusal as stipulated herein in the event of a Drag-Along Sale.

43.	For the avoidance of doubt, the Company may not invoke the Right of First Refusal and no Institutional Shareholder may invoke the Secondary Refusal Right as stipulated herein in the event of a Drag-Along Sale.

DRAG-ALONG RIGHTS

44.	If there is:

(a)	an offer that may constitute a Deemed Liquidation Event of the Company;

(b)	an offer for the sale of all or more than 50% of the equity or assets of the Company by way of a merger, acquisition, share swap and/or other means; or

(c)	an offer of an asset purchase transaction where all or substantially all of the assets of the Company or any of the Subsidiary will be disposed of in a transaction or a series of transactions within six (6) months taken as a whole, and in each case the Series C Holders will be entitled to receive consideration with a value that is equal to or greater than the Minimum Price with respect to each of the Series C Preferred Shares then held by it (on a fully-diluted basis),

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(collectively, a “Drag-Along Sale”), then subject to the approval of:

(i)	(x) the approval of Institutional Shareholders who in aggregate hold more than 50% of the total shareholding of the Institutional Shareholders, on a fully diluted basis; and (y) the approval of Members, including the Institutional Shareholders giving their approval under this Article 44(c)(i), who in aggregate hold more than 50% of the issued and outstanding Shares of the Company, on a fully diluted basis; or

(ii)	the Drag-Along Sale takes place after December 31, 2023 and no less than 75% of the total shareholding of the Institutional Shareholders of the Company on a fully diluted and as converted basis approve the Drag-Along Sale, then the Institutional Shareholders and the Management Team shall vote in favour of such Drag-Along Sale and sell and transfer their Shares, respectively, pursuant to the Drag-Along Sale.

45.	In the event of a Drag-Along Sale (regardless of whether the Drag-Along Rights stipulated in Article 44 above are exercised or not), subject to the approval of:

(a)	the Institutional Shareholders who in aggregate hold more than 50% of the total shareholding of the Institutional Shareholders, on a fully diluted basis; and

(b)	Members, including the Institutional Shareholders giving their approval under Article 45(a), who in aggregate hold more than 50% of the issued and outstanding Shares of the Company, on a fully diluted basis, the Institutional Shareholders and the Management Team shall take all necessary actions to procure that the fees incurred by the Company in engaging and retaining any financial advisor, chartered professional accountant, legal and other out-sourced professionals in respect of the Drag-Along Sale, shall be borne by all Members in proportion to each Members Shareholding Proportion. This allocation of fees shall apply notwithstanding that the Drag-Along Sale is commenced but not consummated. In the event that only some Shares are included in the Drag-Along Sale, the aforementioned fees shall be borne by the Members who participate in such Drag-Along Sale in proportion to their selling percentage of the aggregate Shares to be sold in such Drag-Along Sale.

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TAG-ALONG RIGHTS

46.	If each individual of the Management Team (the “Selling Party”) intends to sell his/her Shares (the “Selling Shares”) at any time (the “Selling”), to the extent permitted by applicable laws, the Selling Party shall give the Institutional Shareholders and the Company a written notice of the Selling Party’s intention to transfer the Selling Shares (the “Selling Notice”), which shall include (i) a description and the number of the Selling Shares to be transferred, (ii) subject to any applicable non-disclosure agreement with such third party, the identity of the prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Selling is to be made. The Selling Notice shall certify that the Selling Party has received a firm offer from the prospective transferee and in good faith believes a binding agreement for the Selling is obtainable on the terms set forth in the Selling Notice.

47.	Each Institutional Shareholder shall have an option but not an obligation for a period of 30 calendar days following their receipt of the Selling Notice (the “Participating Period”) to elect to sell its respective pro rata share of the Selling Shares at the same price and subject to the same material terms and conditions as described in the Selling Notice. “Pro rata share” used in this Article 47 shall be determined according to the respective number of Shares owned by each Institutional Shareholder respectively on an as-converted basis in relation to the total number of the Shares owned by the Selling Party and all the Institutional Shareholders exercising their tag-along rights hereunder on an as-converted basis immediately prior to the issue of a Selling Notice.

48.	Each Institutional Shareholder may exercise its right to participate in the Selling and sell its Shares proportionately, by notifying the Selling Party and the Company in writing, before the expiration of the Participating Period.

PROCEDURE FOR TRANSFERS OF SHARES

49.	The instrument of transfer of any Share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

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50.	Shares shall be transferred in the following form, or in any usual or common form approved by the Directors:

I/we, ____________________ of _________________________ in consideration of the sum of $________________ paid to me/us by _____________________, of _____________________ (hereinafter called “the Transferee”) do hereby transfer to the Transferee the _____ Share (or Shares) numbered ___________ in the Company called _________________ to hold the same unto the Transferee, subject to the several conditions on which I/we hold the same and I/we, the Transferee, do hereby agree to take the said Share (or Shares) subject to the conditions aforesaid.

As witness our hands on the ______ day of _______________, 20__.

Transferor	Transferee

51.	(a)	The Directors may refuse to register any transfer of Shares not complying with Articles 35 to 45.

(b)	The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of Shares to a person of whom they do not approve.

(c)	The Directors may also suspend the registration of transfers during the fourteen days immediately preceding the annual general meeting in each year.

(d)	The Directors may decline to recognise any instrument of transfer unless (a) a fee not exceeding one dollar is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the certificate of the Shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

(e)	If the Directors refuse to register a transfer of Shares, they shall within one month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

TRANSMISSION OF SHARES

52.	The legal personal representative of a deceased sole holder of a Share shall be the only person recognised by the Company as having any title to the Share. In case of a Share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the Share.

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53.	Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy.

54.	A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

CONVERSION OF SHARES INTO STOCK

55.	The Company may by Ordinary Resolution convert any paid-up Shares into stock, and reconvert any stock into paid-up Shares of any denomination.

56.	The holders of stock may transfer the same, or any part thereof in the same manner and subject to the same regulations as and subject to which the Shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the Shares from which the stock arose.

57.	The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing as Shares, have conferred that privilege or advantage.

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58.	Such of the Articles of the Company as are applicable to paid-up Shares shall apply to stock, and the words “Share” and “Member” herein shall include “stock” and “stock-holder”.

ALTERATION OF CAPITAL

59.	Subject to Articles 122(g) and 89(e), the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into new Shares of such amount, as the resolution shall prescribe.

60.	Subject to any direction to the contrary that may be given by the Company in general meeting, all new Shares shall be at the disposal of the Directors in accordance with Article 10.

61.	The new Shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

62.	Subject to Articles 122(k) and 123(d), the Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its Share capital into Shares of larger amount than its existing Shares;

(b)	sub-divide its existing Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of section 13 of the Act; and

(c)	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

63.	Subject to the provisions of the Act, the Memorandum and Articles 122(k) and 123(d), the Company may purchase its own Shares, including any redeemable Shares, provided that the manner of purchase has first been authorised by Ordinary Resolution and may make payment therefor or for any redemption or purchase of Shares in any manner authorised by the Act, including out of capital.

64.	Subject to the provisions of the Act and Articles 122(k) and 123(d), the Company may accept the surrender for no consideration of any fully paid Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

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GENERAL MEETINGS

65.	The Company shall in each year hold a general meeting as its annual general meeting, provided that, if the Company is an exempted company, an annual general meeting need not be held unless determined by the Directors. The time and place of an annual general meeting shall be determined by the Directors.

66.	General Meetings other than annual general meetings shall be called extraordinary general meetings. The Directors may call or authorise the calling of an extraordinary general meeting whenever they think fit.

REQUISITION OF GENERAL MEETINGS

67.	The Directors may whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company entitled to vote may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors. The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office of the Company. If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member or Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the Registered Office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s Articles as to notice, as the persons convening the meeting fix.

68.	Seven days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are entitled to vote or may otherwise be entitled under the Articles of the Company to receive such notices from the Company; but with the consent of all the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

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69.	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

70.	All business shall be deemed special that is transacted at an extraordinary general meeting, and all that is transacted at an annual general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, the report of the Directors and Auditors, the election of Directors and other officers in the place of those retiring (if any) and the appointment and fixing of remuneration of Auditors.

71.	(a)	No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business; save as herein otherwise provided, one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company present in person or by proxy and entitled to vote shall be a quorum.

(b)	An Ordinary Resolution or a Special Resolution (subject to the provisions of the Act) in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorised representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of signed telefax transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

72.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

73.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

74.	If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

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75.	The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

76.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy who together hold not less than fifteen per cent of the paid-up capital of the Company entitled to vote, and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

77.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

78.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

79.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

80.	On a show of hands every Member present in person or by proxy and entitled to vote shall have one vote. For the avoidance of doubt, holders of Series C Preferred Share, Pre-Series C Preferred Shares and Series B Preferred Shares shall vote together with holders of Ordinary Shares as a single class. On a poll every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder. Each holder of a Series C Preferred Share, Pre-Series C Preferred Share and Series B Preferred Share shall be entitled to cast such number of votes equal to the number of Ordinary Shares into which the Series C Preferred Share, Pre-Series C Preferred Shares and Series B Preferred Shares held by it are convertible as of the record date for determining the Members entitled to vote on such matter.

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81.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

82.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

83.	No Member shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

84.	On a poll votes may be given either personally or by proxy.

85.	The instrument appointing a proxy shall be in writing under the hand of the Member or, if the Member is a corporation, either under seal or under the hand of a director or officer or attorney duly authorised. A proxy need not be a Member of the Company. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy is given Provided that no intimation in writing of such death, insanity or revocation as aforesaid shall have been received by the Company at its Registered Office before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.

86.	The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid PROVIDED that the chairman of the meeting may in his discretion accept an instrument of proxy sent by fax, email or other electronic means.

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87.	An instrument appointing a proxy may be in the following form or any other form approved by the Directors:

[Ltd./Limited]

“I, _________________, of ____________________________, hereby appoint ____________________ of ____________________ as my proxy, to vote for me and on my behalf at the [annual or extraordinary, as the case may be] general meeting of the Company to be held on the _____ day of _______________, 20__.

Signed this ______ day of ______________________, 20__.

88.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

GENERAL PROTECTIVE PROVISIONS

89.	The Company shall not undertake, enter into, or give effect to any of the matters listed below without the consent of Institutional Shareholders who in aggregate hold more than 75% of the total shareholding of the Institutional Shareholders of the Company on a fully diluted and as converted basis. For the avoidance of doubt, unless required by Act or the Memorandum or these Articles, the following matters need not be resolved upon by a resolution of the Directors:

(a)	any adoption or change to the Memorandum or the Articles (subject also to compliance with Article 146);

(b)	any material change in the scope of business, operations or activities of the Company (subject also to compliance with Article 122(e));

(c)	any changes in the dividend policy of the Company (subject also to compliance with Articles 4(b), 4(b), 6(b), 6(b) and 126 to 134);

(d)	any change in the authorized number, manner of election, or term of office of Directors of the Company;

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(e)	the allotment or issue of, or agreement to allot or issue, any Shares (whether voting or non-voting) or debenture or other securities convertible into Shares (whether voting or non-voting) or other debenture or other securities or capital of the Company in whatever form and upon whatever terms, other than pursuant to employee share option plan approved by the board of Directors of the Company (subject also to compliance with Articles 11, 59 and 122(g));

(f)	any material decision on making an initial public offering or listing of the Company and/or any withdrawal therefrom;

(g)	any sale, assignment, disposal or transfer by the Company (whether in a single transaction or series of transactions) of all or substantially all of the assets, undertaking or business of the Company (subject also to compliance with Articles 44 and 45);

(h)	entry by the Company into, or the modification of the terms of, any agreement, contract, arrangement or transaction with parties in which a Director or Member or an affiliate of either or affiliated companies, employees, officers, Members, or any of their related parties has a direct or indirect pecuniary or beneficial interest (subject also to compliance with Article 122(i)), except for the business cooperation agreements between the Company and DCB (the “Cooperation Agreements”), pursuant to which (i) DCB shall be engaged by the Group Companies as the exclusive supplier of the Group Companies’ CMO business in the PRC; and (ii) to the extent any Group Company has a demand for CRO or CSO services or has any businesses in relation thereof in the PRC, the Group Companies shall consider giving preference to the services provided by DCB if the terms of the services offered by DCB are no less favorable than other service provider(s), provided that the Company is not obligated to procure such services from DCB and shall have full discretion to decide the service provider in the best interest of the Company in all respects;

(i)	winding up, dissolution, liquidation or similar bankruptcy action, or any reorganization, restructuring, merger or amalgamation of the Company, or the taking of any step by the Company or its Members for the appointment of a receiver, judicial manager or like officer (subject also to compliance with Articles 4(e), 4(e), 6(c) and 6(c)), provided that, notwithstanding anything to the contrary in these Articles, where any of the matters listed in this Article 89 has not received the written consent of 75% of the Institutional Shareholder, the shares of any Shareholder who votes against any resolution relating to such matter shall carry the number of votes equal to the votes of all Shareholders voting in favour of such resolution plus one.

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SPECIAL PROTECTIVE PROVISIONS FOR HOLDERS OF PREFERRED SHARES

90.	The Company undertakes not to enter into, or give effect to, any of the matters listed below without the prior written approval of the holders of, as applicable, (1) Series C Preferred Shares who aggregately represent at least 75% of Series C Preferred Shares, (2) Pre-Series C Preferred Shares who aggregately represent at least 50% of the Pre-Series C Preferred Shares, or (3) Series B Preferred Shares who aggregately represent at least 50% of the Series B Preferred Shares, in each case the required prior written approval of holders of such class of Shares is required only when such action in (a) and (b) below affects that class of Shares:

(a)	any action that alters or changes the rights, preferences, or privileges of Pre-Series C Preferred Shares or Series B Preferred Shares; or any action relating to the merger, consolidation, acquisition, or similar business combination that has been approved by the Company’s board of Directors or by the general meeting and equally alter or changes the powers, preferences or special rights of the Series C Preferred Shares; and

(b)	increase or decrease the authorized number of shares of such class of the Preferred Shares.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

91.	Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

DIRECTORS AND OFFICERS

92.	(a)	The names of the first Directors shall be determined in writing by the subscribers of the Memorandum of Association.

(b)	Notwithstanding any provision in these Articles to the contrary, a sole Director shall be entitled to exercise all of the powers and functions of the Directors which may be imposed on them by Act or by these Articles.

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93.	The remuneration of the Directors shall from time to time be determined by the Directors. The Directors shall also be entitled to be reimbursed their reasonable out-of-pocket travelling, hotel and other expenses (consistent with the Company’s travel policy) properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

94.	No shareholding qualification shall be required for Directors unless otherwise required by the Company by Ordinary Resolution.

95.	Each Director shall have the power to nominate another Director or any other person to act as alternate Director in his place at any meeting of the Directors at which he is unable to be present and at his discretion to remove such alternate Director. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions powers and duties of the Director he represents. Any Director of the Company who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of his appointor in addition to the vote to which he is entitled in his own capacity as a Director of the Company, and shall also be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall automatically vacate such office as such alternate Director if and when the Director by whom he has been appointed vacates his office of Director. The remuneration of an alternate Director shall be payable out of the remuneration of the Director appointing him and shall be agreed between them.

96.	The Directors may by resolution appoint a managing director or president upon such terms as to duration of office, remuneration and otherwise as they may think fit.

97.	The Directors may also by resolution appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide.

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POWERS AND DUTIES OF DIRECTORS

98.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Act or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

99.	Subject to Articles 122(d) and 123(b), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

100.	(a)	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

(b)	The Directors may delegate any of the powers exercisable by them to a managing director or any other person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

(c)	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

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(d)	No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for and on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.

101.	The Directors shall cause minutes to be prepared:-

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors or Alternate Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Members of the Company and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

DISQUALIFICATION AND CHANGES OF DIRECTORS

102.	The office of Director shall be vacated if the Director:-

(a)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(b)	is found to be or becomes of unsound mind; or

(c)	resigns his office by notice in writing to the Company; or

(d)	if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

103.	Subject to Article 89(d), the number of Directors shall be up to seven (7).

104.	As long as each of KTB, DAIWA, Wealth Path, ShangPharma and DCB holds any Shares in the Company, each of them shall have the right to nominate one (1) Director to the board of the Company (together, the “Institutional Shareholder Directors”) and to replace such nominees.

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105.	The Management Team shall, collectively (and not individually), have a right to nominate two (2) Directors to the board of the Company and to replace such nominees.

106.	Each Member shall, by Ordinary Resolution, vote its Shares or execute any written resolutions of the Shareholders to appoint and remove such Directors nominated by the Institutional Shareholders and the Management Team to give effect to the provisions of Articles 103 and 104.

107.	If an Institutional Shareholder or the Management Team wishes to remove or replace its nominee Director, it shall deliver a written notice to the Director, the other Members and the Company.

108.	Any vacancy occurring on the Board by reason of the death, disqualification, inability to act, resignation, or removal of any director may be filled only by a new nominee of the Institutional Shareholder or Management Team whose nominee was so affected, and the provisions of Article 106 shall apply to any such replacement.

PROCEEDINGS OF DIRECTORS

109.	The Directors shall meet together (either within or outside of the Cayman Islands) at least once each quarter, or at such other frequency as the Directors may determine, for the dispatch of business, and they may adjourn, and otherwise regulate their meetings and proceedings, as they think fit. The Directors shall notify each Institutional Shareholder in writing, together with a detailed agenda at least seven (7) calendar days before such meeting is held. Subject to Article 122, questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote.

110.	Each of KTB, DAIWA, Wealth Path and ShangPharma shall be allowed to appoint a representative as an observer and all holders of Pre-Series C Preferred Shares as a class and all holders of Series C Preferred Shares as a class shall be allowed to respectively appoint a representative as an observer to attend any meeting, provided, however, such observer may not express his or her opinion at any such meeting without the invitation of the chairman of the meeting.

111.	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least five days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered PROVIDED HOWEVER that notice may be waived by all the Directors (or their alternates) either at, before or after the meeting is held PROVIDED FURTHER that notice or waiver thereof may be given by telex, telefax, electronic mail or other electronic means.

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112.	Subject to Article 122, the quorum necessary for the transaction of the business of the Directors, may be fixed by the Directors and unless so fixed by the Directors, shall be two Directors or their proxies if there are two or more Directors, and shall be one if there is only one Director. For the purpose of this Article, an alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

113.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

114.	Any Director or officer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer provided that nothing herein contained shall authorise a Director or officer or his firm to act as Auditor of the Company.

115.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be counted in the quorum of any relevant meeting which he attends and shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon and a general notice that a Director or alternate Director is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

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116.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present in person or his alternate Director within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

117.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

118.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

119.	A committee may meet and adjourn as it thinks proper. Subject to Article 122, questions arising at any meeting of the committee shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second or casting vote.

120.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

121.	(a)	A resolution signed by all of the Directors or all of the members of a committee of Directors, including a resolution signed in counterpart or in the form of an Electronic Record, shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly called and constituted.

(b)	To the extent permitted by law, the Directors or a committee of Directors may also meet by telephone conference call where all Directors or committee members are capable of speaking to and hearing the other Directors or committee members at the same time.

(c)	When the chairman signs the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together physically or that there may have been a technical defect in the proceedings.

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BOARD MATTERS REQUIRING SPECIAL APPROVAL

122.	The Company shall not undertake, enter into, or give effect to any of the matters listed below without the approval of at least four (4) Directors at a duly convened meeting of the board of Directors attended by at least six (6) Directors of the Company:

(a)	approval of unbudgeted investment by the Company in any business opportunity, or any unbudgeted transaction, exceeding USD 300,000 (subject also to compliance with Article 123(a));

(b)	approval of the annual business plan and budget of the Company (the “Business Plan”);

(c)	approval of dividends or other distributions to Members (subject also to compliance with Articles 4(b), 4(b), 6(b), 6(b) and 126 to 134);

(d)	incurring of indebtedness or liabilities, and extension of credit or guarantees by the Company exceeding budget and in excess of USD 300,000 (subject also to compliance with Article 123(b));

(e)	approval of a material change in the scope of business, operations or activities of the Company (subject also to compliance with Article 89(b));

(f)	unbudgeted purchases or disposals of major assets by the Company in excess of USD 300,000 in transaction value;

(g)	changes in the share capital structure of the Company, including the issue of any New Securities, other than pursuant to an employee share option plan approved by the board of Directors of the Company (subject also to compliance with Articles 11, 59 and 89(e));

(h)	introduction of, or modification to, management incentive schemes, share options, and compensation plans of the Company;

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(i)	transactions by the Company with its Directors, Members and/or related parties (subject also to compliance with Article 89(h)) except for the transaction as contemplated under the Cooperation Agreements;

(j)	appointment or removal of auditors of the Company; or

(k)	any change in the issued share capital of the Company (including, without prejudice to the generality of the foregoing, the alteration, increase, purchase, redemption, cancellation, consolidation, sub-division, conversion or reduction of all or any part of the issued Shares of the Company, or the creation or issue of any other interest or rights in the capital of the Company or the variation of any rights attaching to any Shares (whether voting or non-voting) of the Company (subject also to compliance with Articles 7(b), 62 to 64, and 123(d)).

SPECIAL PROTECTIVE PROVISIONS FOR IMPORTANT MATTERS

123.	The Company shall not undertake, enter into, or give effect to any of the matters listed below without the unanimous written consent of the Institutional Shareholder Directors. For the avoidance of doubt, unless required by Act or the Memorandum or these Articles, the following matters need not be resolved upon by a resolution of the Directors:

(a)	the entry by the Company into any joint ventures, partnerships or any other form of investment or participation by way of equity which is not budgeted for in the Business Plan (subject also to compliance with Article 122(a));

(b)	the entry by the Company into any transaction of a financial nature, including the incurrence of any borrowing under any existing or future banking and credit facilities, or the granting of any debenture, note, loan stock, guarantee, indemnity, performance bond, lien, pledge, charge (including fixed and floating charges), mortgage or other security, or the incurrence of any other form of indebtedness in excess of $1 million (USD1,000,000) (subject also to compliance with Article 122(d));

(c)	the Company engaging in any activities which involve any loan to third party or the purchase of equity interests of any third party; and

(d)	any action that alters or changes the rights, preferences, or privileges of the Ordinary Shares, the Series B Preferred Shares or the Pre-Series C Preferred Shares or the Series C Preferred Shares (subject also to compliance with Articles 7(b) and 122(k)).

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SPECIAL REDEMPTION RIGHTS

124.

(a)	At any time and from time to time, (i) in the event that any of the Group Companies or Management Team breaches Articles 89, 90 or 123, its undertaking to use its best efforts complete a Qualified IPO, or such other rights as approved by the Company; or (ii) in the event that there is any breaches or violation of applicable laws and/or regulations which is reasonably expected to have a material adverse effect on the Company (including but not limited to the violation by Management Team of any criminal laws, misrepresentation or moral turpitude or violation of applicable securities law, violation of any anti-corruption/anti-bribery laws, regulations or policies or any conviction, in each case causing any member of the Management Team unable to perform his duties to the Group Companies); or (iii) applicable to Harvest Capital only, in the event that APRINOIA Suzhou moves its principal place of business out of Suzhou Industrial Park, each affected Institutional Shareholder (and Harvest Capital in the case of (iii)) may request such breach to be cured within a reasonable deadline. If the Company fails to cure such breach to the reasonable satisfaction of such Institutional Shareholder within the prescribed deadline specified by such Institutional Shareholder, such Institutional Shareholder is entitled to demand by mailing written notice (a “Redemption Request”), within 60 days after such deadline, acting separately but not jointly, the Company to redeem all of the shares it holds (the “Redemption Shares”) at a price per share equal to the applicable original purchase price of the Preferred Shares plus an annual compounded rate of return of eight percent (8%) yield (the “Redemption Price”) pursuant to the procedures set forth in this Article 124.

(b)	No later than three months following delivery of the Redemption Request (the “Redemption Date”), the Company shall pay the holders of the Redemption Shares the Redemption Price in immediately available funds in U.S. dollars.

www.verify.gov.ky File#: 312841	Filed: 21-Oct-2021 09:02 EST Auth Code: F60677028394

(c)	Notwithstanding anything to the contrary contained herein, if the Company’s assets and funds which are legally available on the date that any amount of aggregate Redemption Price for any series of Redemption Shares under this Article 124 is due are insufficient to pay in full such amount of aggregate Redemption Price to be paid on such due date, or if the Company is otherwise prohibited by applicable laws from making such redemption, the funds that are legally available shall nonetheless be paid and applied on the Redemption Date as follows: (i) prior and in preference to redeeming Pre-Series C Preferred Share, redeeming Series B Preferred Share and redeeming Ordinary Share, in a pro-rata manner against each redeeming Series C Preferred Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each redeeming Series C Preferred Share in accordance with the relative remaining amounts owed thereon; (ii) then if there is any remaining fund after the Redemption Price in respect of the redeeming Series C Preferred Shares have been paid in full, and prior and in preference to redeeming Series B Preferred Shares and Ordinary Share, in a pro-rata manner against each redeeming Pre-Series C Preferred Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each redeeming Pre-Series C Preferred Share in accordance with the relative remaining amounts owed thereon; (iii) then if there is any remaining fund after the Redemption Price in respect of the redeeming Series C Preferred Shares and redeeming Pre-Series C Preferred Shares have been paid in full, and prior and in preference to redeeming Ordinary Share, in a pro-rata manner against each redeeming Series B Preferred Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each redeeming Series B Preferred Share in accordance with the relative remaining amounts owed thereon; and (iv) then if there is any remaining fund after the Redemption Price in respect of the redeeming Series C Preferred Shares, redeeming Pre-Series C Preferred Shares and redeeming Series B Preferred Shares have been paid in full, in a pro-rata manner against each redeeming Ordinary Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each redeeming Ordinary Share in accordance with the relative remaining amounts owed thereon.

(d)	Without limiting any rights of the Institutional Shareholders, or are otherwise available under the applicable laws, the full amount of the aggregate Redemption Price for any series of Redemption Shares due but not paid to the holders of such Redemption Shares shall accrue interest daily (on the basis of a 365-day year) at a rate of ten percent (10%) per annum from the 60th day after the date of delivery of Redemption Request to the date on which such aggregate Redemption Price for such series of Redemption Shares and all accrued interest thereon has been paid in full. Once the Company has received the Redemption Request, it shall not, and shall procure that none of the Group Companies shall, take any action which might have the effect of delaying, undermining or restricting the redemption, and the Company shall in good faith use all best efforts to increase as expeditiously as possible the amount of legally available redemption funds including causing any other Group Companies to distribute any and all available funds to the Company for purposes of paying the applicable Redemption Price for all Redemption Shares on the Redemption Date. If the Company fails to redeem any Redemption Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

www.verify.gov.ky File#: 312841	Filed: 21-Oct-2021 09:02 EST Auth Code: F60677028394

SEALS AND DEEDS

125.	(a)	If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director or of the Secretary or of such other person as the Directors may appoint for the purpose; and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in his presence. Notwithstanding the provisions hereof, annual returns and notices filed under the Act may be executed either as a deed in accordance with the Act or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

(b)	The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in his presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary or such other person as the Directors may appoint for the purpose.

(c)	In accordance with the Act, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors may appoint or authorise or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

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DIVIDENDS, DISTRIBUTIONS AND RESERVE

126.	Subject to the Act, Articles 4(b), 4(b), 6(b), 6(b), 122(c) and 89(c), and the special rights attaching to Shares of any class, including the Series C Preferred Shares, Pre-Series C Preferred Shares and the Series B Preferred Shares, the Directors may, in their absolute discretion, declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor.

127.	Subject to compliance with Article 126, the Directors may from time to time pay to the Members interim dividends.

128.	No dividend or distribution shall be paid otherwise than out of realised or unrealised profits or out of the share premium account of the Company, or as otherwise permitted by the Act.

129.	Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, all dividends or distributions on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid-up on any of the Shares in the Company, dividends or distributions may be declared and paid according to the number of Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

130.	The Directors may, before recommending any dividend or distributions, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

131.	If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend, distributions or other moneys payable on or in respect of the Share.

132.	Any dividend or distribution may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders as the case may be may direct.

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133.	The Directors may declare that any dividend or distribution is paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

134.	No dividend or distribution shall bear interest against the Company. All unclaimed dividends or distributions may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Any dividend or distribution unclaimed by a Member six years after the dividend or distribution payment date shall revert to the Company.

CAPITALISATION OF PROFITS

135.	The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provision as they think fit for the case of Shares becoming distributable in fractions (including provision whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

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ACCOUNTS

136.	The books of account relating to the Company’s affairs shall be kept in accordance with the Act and otherwise in such manner as may be determined from time to time by the Directors of the Company.

137.	Subject to Article 122(j), such Auditors may be appointed and the accounts relating to the Company’s affairs may be audited in such manner as may be determined by the Directors.

WINDING UP

138.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

139.	If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the Shares held by them respectively. This Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

NOTICES

140.	(a)	A notice may be given by the Company to any Member either personally or by sending it by post, electronic mail, telex or telefax to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him.

www.verify.gov.ky File#: 312841	Filed: 21-Oct-2021 09:02 EST Auth Code: F60677028394

(b)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting at the expiration of three days after it was posted.

(c)	Where a notice is sent by telex, electronic mail or telefax, service of the notice shall be deemed to be effected by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

141.	If a Member has no registered address and has not supplied to the Company an address for the giving of notice to him, a notice addressed to him and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to him at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

142.	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

143.	A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

144.	Notice of every general meeting shall be given in some manner hereinbefore authorised to:

(a)	every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other persons shall be entitled to receive notices of general meetings.

www.verify.gov.ky File#: 312841	Filed: 21-Oct-2021 09:02 EST Auth Code: F60677028394

RECORD DATE

145.	The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination.

AMENDMENT OF MEMORANDUM AND ARTICLES

146.	Subject to Article 89(a), and insofar as permitted by the provisions of the Act, the Company may from time to time by Special Resolution alter or amend its Memorandum or these Articles in whole or in part Provided however that no such amendment shall affect the rights attaching to any class of Shares without the consent or sanction provided for in Article 7(b).

ORGANISATION EXPENSES

147.	The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

OFFICES OF THE COMPANY

148.	The Registered Office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.

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INDEMNITY

149.	Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss of any of the moneys of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happen through his own willful neglect or default.

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Annex

The financial year of the Company shall end on 31st December in each year.1

1 As confirmed by the Company by way of e-mail on 20 October 2021.

www.verify.gov.ky File#: 312841	Filed: 21-Oct-2021 09:02 EST Auth Code: F60677028394